This material includes forward-looking statements that are subject to certain risks, uncertainties and assumptions. Such forward-looking statements include statements regarding projected earnings and cash flows and other statements that are intended to be identified in this document by the words "anticipate," "estimate," "expect," "projected," "objective," "outlook," "possible," "potential" and similar expressions. Actual results may vary materially. Factors that could cause actual results to differ materially include, but are not limited to: general economic conditions, including the availability of credit, actions of rating agencies and their impact on capital expenditures; business conditions in the energy industry; competitive factors; unusual weather; changes in federal or state legislation; regulation; risks associated with the California power market; currency translation and transaction adjustments; the higher degree of risk associated with Xcel Energy's nonregulated businesses compared with Xcel Energy's regulated business; the failure to realize expectations regarding the NRG settlement agreement; the realization of expectations regarding the NRG restructuring plan and the other risk factors listed from time to time by Xcel Energy in reports filed with the SEC, including Exhibit 99.01 to Xcel Energy's report on Form 10-K for year 2002. Safe Harbor

Dick Kelly Vice President and CFO

Management Accomplishments Achieved solid first quarter utility earnings Settlement with NRG creditors Maintained investment grade bond rating Potential upgrade Completed Colorado rate case Continued operation of Prairie Island nuclear plant Implementing financing plans to reduce costs Improved utility operations

Increasing Utility Earnings Positive Cash Flow Sustainable Dividend Management Commitment Dynamic Service Area Continuous Operational Improvements

Amarillo Texas Denver Colorado Minneapolis/St. Paul Minnesota Forecast Annual Electric Gas Growth Rate PSCo 1.3 1.2 1.9% NSPM 1.4 0.4 1.5 NSPW 0.2 0.1 1.8 SPS 0.4 - 0.3 Total 3.3 1.7 1.6% Customers (Millions)

Desirable Service Area US 1.2 Xcel Serv ice Area 1.6 1.2% 1.6% Xcel Energy Service Area US* Projected Annual Employment Growth, 2002-2012 Denver - CNN/Money Magazine Top 10 Minneapolis - Forbes Top 20 Denver ranks 12 in educational attainment - Forbes Minneapolis ranks 14 in educational attainment - Forbes Best Places to Live and Work * Global Insight forecast

Fin & RE 6 Manufac t 18 Trade 25 Serv 21 Gov 18 Const 6 Transp 6 Diverse Economic Base Xcel Energy's 10 largest customers account for about 8% of retail sales Finance & Real Estate 6% Government 18% Trade 25% Transportation, Communications & Utilities 6% Construction & Mining 6% Services 21% Manufacturing 18% Employment

Retail Electric Rate* Comparison Central US * EEI Typical Bills - Winter 2002 Companies $ per MWH Amarillo 4.42 Salt Lake City 5.06 Kansas City 5.73 Denver 5.84 Minneapolis/St Paul 5.85 St Louis 5.92 Des Moines 6.26 Chicago 6.64 Milwaukee 6.67 Phoenix 7.85 Cents per Kwh Amarillo Kansas City Denver Mpls/St. Paul St. Louis Des Moines Chicago Milwaukee Phoenix Salt Lake City 4.42 5.84 5.85

Generation Production Cost* S&P Electric Index Companies Companies $ per MWH AEE 16.07 PG&E 16.29 CIN 17.7 DTE 19.77 XEL 21.01 D 21.5 SO 23.34 CMS 24.74 PNW 25.13 PGN 25.54 TXU 27.66 AEE 29.85 FE 29.85 TE 30.76 FPL 32.53 CNP 34.06 ETR 35.8 ED 42.97 Dollars per Mwh Xcel Energy * 2001 FERC Form 1's $21.01

Balanced Power Supply Owned 72 > 5 Years 21 1-5 Years 4 <1 Year 3 2002 Energy 2003 Capacity Contracted Purchases 28% Owned Generation 72% < 1 Yr 3% Coal 50 Nuclear 13 Other 12 Purchases 25 Nuclear 13% Purchases 25% Other 12% Coal 50% 1- 5 Yrs 4% > 5 Yrs 21%

Fossil Generation* Equivalent Forced Outage Rate Date Actuals 1999 4.56 2000 4.09 2001 3.82 2002 2.83 * Greater than 100 Mw Percent of Time 4.6% 4.1% 3.8% 2.8%

Date Actuals 1999 3.87 2000 3.65 2001 3.61 2002 3.56 Fossil Generation Operating and Maintenance Costs Dollars per Mwh Generated $3.87 $3.65 $3.61 $3.56

Date Sulfur Dioxide Emission Rate Nitrogen Oxide Emission Rate 1997 5.31 4.05 1998 4.96 3.82 1999 4.83 3.55 2000 4.47 3.4 2001 4.32 3.28 2002 4.31 3.2 2003* 3.77 2.8 Sulfur Dioxide and Nitrogen Oxide Emission Rates Pounds per Mwh * Estimated Emission Rates

Denver Metro Emission Reduction Project (MERP) Plants already met state and federal air quality requirements Plants modified to exceed requirements Arapaho 156 Mw Cherokee 717 Mw Valmont 186 Mw Capital expenditures of $211 million - SO2 reduction: 18,000 tons/year - NOX reduction: 2,200 tons/year Costs recovered through rate rider beginning January 1, 2003

Minnesota Metro Emission Reduction Proposal (MERP) Coal to gas conversion - High Bridge 272 Mw - Riverside 79 Refurbish - King (coal-fired plant) 60 Total 411 Mw Emission reduction - SO2 36,000 tons/year - NOX 29,000 tons/year Capital expenditures $1 billion 2005-2009 Contingent on approval of cost recovery through rate rider mechanism Net Dependable Capacity Increase

Avail- Company Facility Drawn able Cash Liquidity NSPM $ 275 $100 $175 $ 76 $251 NSPW 0 0 0 25 25 PSCo 350 160 190 85 275 SPS 100 3 97 57 154 Xcel Energy Holding Co. 400 400 0 242 242 Total $1,125 $663 $462 $485 $947 Liquidity (as of May 30, 2003) Dollars in Millions

Capital Requirements 2003 2004 2005 Core Utility $862 $ 861 $ 954 Prairie Island Steam Generator 25 71 9 Minnesota MERP 13 68 137 Total Utility $900 $1,000 $1,100 Nonregulated 32 23 15 Total Capital Expenditures $932 $1,023 $1,115 Dollars in Millions

Debt Maturity Schedule 2003 2004 2005 Sinking Funds & Debt Maturities $74* $169 $223 Credit Facilities Operating Utilities $725 $725 Xcel Energy $400 * Remaining as of May 30, 2003 Dollars in Millions

Sources 2003 2004 2005 Cash from Operations $1,300 >$1,300 >$1,300 Avoided Tax Payment/Refund 125 475 125 Citadel Greenshoe Option 58 Dividend Reinvestment 40 40 40 Total Sources $1,523 >$1,815 >$1,465 Uses Capital Expenditures $ 900 $1,023 $1,115 Current Dividend Payment Rate 300 320 320 NRG Settlement 350 402 Total Uses $1,550 $1,745 $1,435 Positive Cash Flow * Excludes $485 million of Xcel Energy cash on hand as of May 30, 2003 ** Assumes exercise of convertible option * ** ** Dollars in Millions

Refinancing Opportunities TOPrS NSPM $200 7.875% PSCo 194 7.6 SPS 100 7.85 PSCo 145 8.75 NSPW 110 7.25 Total $749 First Mortgage Dollars in Coupon Millions Rate * To be redeemed June 30, 2003 * *

Xcel Energy 2003 Earnings Guidance Utility $1.25 - $1.35 Seren (0.05) Eloigne 0.03 Holding Company & Other (0.08) Xcel Energy - Pro forma $1.15 - $1.20 Xcel Energy Share of NRG's Losses (0.45) - (0.40) Tax Effect of Settlement Payments 0.65 Gain on Sale of Viking Gas 0.05 Xcel Energy - GAAP $1.40 - $1.50 EPS Range Dollars per Share

2003 Priorities Complete resolution of NRG Manage costs and capital expenditures Deliver good value to our customers Improve credit ratings Meet earnings per share objective Regain financial strength and grow shareholder value

Xcel Energy Investment Merits Integrated utility Constructive regulation No restructuring anticipated Earnings growth 2-3% per year Positive cash flow Improving credit profile Sustainable dividend Liquid stock